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                                                                 EXHIBIT 10.26


                   FIRST AMENDMENT TO THE OPTION AGREEMENT

     THIS FIRST AMENDMENT TO THE OPTION AGREEMENT (the "Amendment") is made and becomes effective as of March 1, 1998 (the "Effective Date") by and between Taiwan Semiconductor Manufacturing Co., Ltd., and company duly incorporated under the laws of the Republic of China ("ROC"), having its principal place of business at No. 121, Park Avenue 3, Science Based Industrial Park, Hsin-Chu, Taiwan, ROC ("TSMC"), and Oak Technology, Inc., a company duly incorporated under the laws of ROC, having its principal place of business at Rm. B, No. 370, Sec. 1, Fu-Hsing S. Rd. Taipei, Taiwan ("Oak").

     In consideration of mutual covenants and conditions, the parties, hereto agree to amend the Option Agreement entered into on August 8, 1996 (the "Option Agreement") as follows:

1. Capitalized terms not defined herein shall have the same meanings given them in the Option Agreement.

2. Owing to the fact that the actual number of wafers purchased by OAK in 1996 exceeded the 1996 Customer Committed Capacity by [ * ] wafers, the parties agree to apply such exceeding number of wafers to the 1997 Base Capacity thereby reducing the 1997 Base Capacity from [ * ] wafers to
    [ * ] wafers, and the 1997 Customer Committed Capacity from [ * ] wafers to [ * ] wafers. The parties further agree that the 1997 TSMC Committed Capacity shall remain at [ * ] wafers.

3. In the event that OAK's purchase of wafers exceeds the TSMC Committed Capacity of year(s) 1997 and/or 1998, the parties agree that the exceeding number of wafers would be applied first to the Base Capacity and then to the Option Capacity of the following calendar year, and the Base Capacity, Option Capacity and Customer Committed Capacity of the following calendar year will therefore be reduced as appropriate by the excess amount. However, the TSMC Committed Capacity would not be affected by the occurrence of the above-stated conditions.

4. Subject to the foregoing amendments, the Option Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Option Agreement as of the date first stated above.


Taiwan Semiconductor                          Oak Technology, Inc.
Manufacturing Co., Ltd.

By: /s/ C.C. Tsai                             By: /s/ Sidney S. Faulkner
    ----------------------------                  ----------------------------

Name:  C.C. Tsai                              Name:  Sidney S. Faulkner

Title:  Senior Director                       Title:  Vice President
        Asia Marketing & Technical Service            & Chief Financial Officer



                * CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
                  REDACTED PORTIONS WHICH HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.